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                                                              Exhibit 23

[PricewaterhouseCoopers LLP LOGO]

                                                 PricewaterhouseCoopers LLP
                                                 800 Market Street
                                                 St. Louis MO  63101
                                                 Telephone (314) 206 8500

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-105362) of our report dated February 23, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2004 Annual Report to Shareholders of Anheuser-Busch Companies, Inc., which is incorporated by reference in Anheuser-Busch Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference of our report dated February 23, 2005 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our report dated June 24, 2005 relating to the financial statements, which appears in the Annual Report of the Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries) on Form 11-K for the year ended March 31, 2005.

/s/PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri
September 20, 2005